UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12
TRANS1 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009
PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2009
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3 -- APPROVAL OF AMENDMENT TO 2007 STOCK INCENTIVE PLAN
OTHER MATTERS

TRANS1 INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2009

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of TranS1 Inc., a Delaware corporation. The Annual Meeting will be held on Wednesday, June 3, 2009 at 10:00 a.m., local time, at our headquarters located at 411 Landmark Dr., Wilmington, North Carolina 28412 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1. To elect two Class II directors to serve for a term of three years expiring upon the 2012 Annual Meeting of Stockholders or until his or her successor is elected;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3. To approve an amendment to our 2007 Stock Incentive Plan, which will increase the number of shares of our common stock reserved for issuance under the plan by an additional 600,000 shares; and

4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this notice.

Only our stockholders of record at the close of business on April 24, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting we encourage you to read this proxy statement and promptly vote your shares. In order to vote your shares by proxy please complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on Wednesday, June 3, 2009

This notice, along with our proxy statement and annual report, is available on the Internet at www.ir.trans1.com/proxy.cfm. Information included on our Web site, other than these materials, is not part of the proxy soliciting materials.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Richard Randall
Richard Randall
President and Chief Executive Officer

Wilmington, North Carolina
April 30, 2009

TRANS1 INC.

PROXY STATEMENT FOR THE 2009
ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of TranS1 Inc. for use at our Annual Meeting of Stockholders to be held Wednesday, June 3, 2009 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our headquarters located at 411 Landmark Dr., Wilmington, North Carolina 28412. The telephone number at this location is (910) 332-1700.

These proxy solicitation materials and our annual report for the year ended December 31, 2008, including financial statements, were first mailed on or about May 4, 2009 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding as of the Record Date

The record date for determining those stockholders entitled to notice of, and to vote at, our Annual Meeting has been fixed as the close of business on April 24, 2009 (the “Record Date”). The shares of our common stock are our only class of voting securities. As of the Record Date, approximately 20,561,269 shares of our common stock were issued and outstanding and held of record by approximately 46 stockholders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

Stockholders may vote by proxy or in person at the Annual Meeting. To vote by proxy, stockholders may must sign and date the proxy and return it in the envelope provided.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”), then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares, which may include additional methods for voting your shares.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the Record Date will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

Abstentions

When an eligible voter attends the Annual Meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•	abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•	broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

•	broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Vote Required

Proposal No. 1:  Directors are elected by a plurality of votes cast, so the two nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

Proposal No. 2:  Ratification of the independent registered public accounting firm will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.

Proposal No. 3:  Approval of the amendment to our 2007 Stock Incentive Plan (the “2007 Plan”) requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. For purposes of this vote, broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class II directors, for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009, for the approval of the amendment to the 2007 Plan, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the items not marked.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to our corporate Secretary at TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412, in writing prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

Other Business and Stockholder Proposals

Other Business

Except as otherwise set forth in this Proxy Statement, we do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Stockholder Proposals

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules.  In order to include information with respect to a stockholder proposal in our proxy statement and form of proxy for a stockholders’ meeting, stockholders must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Under Rule 14a-8, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement and proxy card for the 2010 annual meeting, the proposal must be received at our corporate offices on or before January 4, 2010, unless the date of our 2010 annual meeting is more than 30 days before or after June 3, 2010, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals.  A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2010 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Compliance with our bylaw requirements will entitle the proposing stockholder only to present such nominations or proposals before the meeting, not to have the nominations or proposals included in our proxy statement or proxy card. Any such nomination or proposal may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. In addition, no such nomination or proposal may be brought before an annual meeting by a stockholder unless that stockholder has given timely written notice in proper form of such nomination or proposal our corporate Secretary, as more particularly set forth in Article II of our bylaws. Any stockholder desiring to submit a nomination or proposal for action at our 2010 annual meeting of stockholders should deliver the proposal to our corporate Secretary at our corporate office no earlier than February 3, 2010 and no later than March 5, 2010, in order to be presented at that annual meeting.

The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder nominations or proposals to be considered at any special meeting) may be obtained by contacting our corporate Secretary at TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412, by telephone at (910) 332-1700, or by facsimile at (910)-332-1701.

Stockholders Sharing the Same Last Name and Address

The SEC rules permit banks, brokers and other nominee record holders to participate in a practice known as “householding,” which means that only one copy of the proxy statement and annual report will be sent to multiple stockholders who share the same address. Householding is designed to reduce printing and postage costs and, therefore, results in cost savings for us. If you receive a householded mailing this year and would like to have additional copies of our proxy statement and/or annual report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your bank, broker or other nominee record holder, or submit your request to our corporate Secretary at TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412, by telephone at (910) 332-1700, or by facsimile at (910) 332-1701. Upon receipt of any such request, we agree to promptly deliver a copy of our proxy statement and/or annual report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 5, 2009, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group.

		Approximate
		Percentage of
	Amount And Nature of	Shares Beneficially
Name And Address of Beneficial Owner(1)	Beneficial Ownership(2)	Owned(2)

5% Stockholders
Advanced Technology Ventures and Affiliated Entities(3)	2,087,906	10.2%
Delphi Ventures and Affiliated Entities(4)	2,816,134	13.7%
Cutlass Capital and Affiliated Entities(5)	1,996,360	9.7%
Sapient Capital, L.P.(6)	1,613,090	7.8%
Thomas Weisel Healthcare Venture Partners, L.P.(7)	1,029,545	5.0%
Waddell & Reed Financial and Affiliated Entities(8)	1,471,561	7.2%
Named Executive Officers and Directors
Richard Randall(9)	721,221	3.5%
Michael Luetkemeyer(10)	100,339	*
Rick Simmons(11)	194,770	*
William Jackson(12)	32,344	*
Robert Martin(13)	33,000	*
Michael Carusi(14)	2,097,906	10.2%
Mitchell Dann(15)	1,642,190	8.0%
Paul LaViolette(16)	7,500	*
Jonathan Osgood(17)	2,006,360	9.8%
James Shapiro(18)	1,039,545	5.1%
Joseph Slattery(19)	20,000	*
All Executive Officers and Directors as a Group (11 persons)(20)	7,895,175	37.6%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412.

(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13G and 13G/A, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 20,560,807 shares of common stock outstanding as of March 5, 2009. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 5, 2009, are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2009. Consists of (i) 1,956,068 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 78,496 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 37,731 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 11,655 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, and ATV VII-C, collectively referred to as the “ATV VII

Entities”), and (v) 3,956 shares held by ATV Alliance 2002, L.P. (“ATV A 2002” and together with the ATV VII Entities, the “ATV Entities”). ATV Associates VII, L.L.C. (“ATV A VII”) is the general partner of each of the ATV VII Entities and exercises voting and dispositive power over the shares held by the ATV VII Entities. ATV Alliance Associates, L.L.C. (“ATV Alliance”) is the general partner of ATV A 2002 and exercises voting and dispositive power over the shares held by ATV A 2002. Voting and dispositive decisions of ATV A VII are made by a board of five managing directors (the “ATV Managing Directors”), including Michael Carusi, one of our directors. Each of the ATV Managing Directors disclaims beneficial ownership of the shares held by the ATV VII Entities except to the extent of their respective indirect pecuniary interest therein. Voting and dispositive decisions of ATV Alliance are made by its sole manager, Jean George, who disclaims beneficial ownership of the shares held by ATV A 2002. Each of ATV A VII and ATV Alliance disclaims beneficial ownership of any shares held by any of the ATV Entities. The address for all entities and individuals affiliated with Advanced Technology Ventures is 1000 Winter Street, Suite 3700, Waltham, MA 02451.

(4)	Based on information set forth in two Form 4s filed with the SEC on March 6, 2009 and in a Schedule 13G/A filed with the SEC on March 12, 2009. Consists of (i) 2,236,272 shares held by Delphi Ventures VI, L.P. (“DV VI”), (ii) 22,362 shares held by Delphi BioInvestments VI, L.P. (“DBI VI”), (iii) 529,827 shares held by Delphi Ventures VIII, L.P. (“DV VIII”), and 5,173 shares held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VI, L.L.C. is the general partner of each of DV VI and DBI VI and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VI and DB VI. Delphi Management Partners VIII, L.L.C. is the general partner of each of DV VIII and DBI VIII and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VIII and DB VIII. The managing members of each of Delphi Management Partners VI, L.L.C. and Delphi Management Partners VIII, L.L.C. are James J. Bochnowski, David L. Douglass, Douglas A. Roeder, John F. Maroney and Deepika R. Pakianathan (collectively, the “Delphi Managing Members”). The Delphi Managing Members may be deemed to have shared voting and dispositive power with respect to each of the shares listed above. Delphi Management Partners VI, L.L.C., Delphi Management Partners VIII, L.L.C. and each of the Delphi Managing Members disclaims beneficial ownership of the shares except to the extent of their indirect pecuniary interest therein. In addition, Mr. Roeder has sole voting and dispositive power with respect to 22,000 shares not disclosed in the first sentence of this footnote 4 and Mr. Pakianathan has sole voting and dispositive power with respect to 500 shares not disclosed in the first sentence of this footnote 4. The address for all entities and individuals affiliated with Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.

(5)	Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2009. Consists of (i) 1,755,752 shares held by Cutlass Capital, L.P., (ii) 126,133 shares held by Cutlass Capital Principals Fund, L.L.C., and (iii) 114,475 shares held by Cutlass Capital Affiliates Fund, L.P. Jonathan Osgood, one of our directors, is one of two managing members of Cutlass Capital Management, L.L.C., which is the general partner of each of Cutlass Capital, L.P. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood is also one of two managing members of Cutlass Capital Principals Fund, L.L.C. Mr. Osgood has shared voting and investment power over the shares held by each of Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood disclaims beneficial ownership of the shares held by Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P., except to the extent of his proportionate pecuniary interest in them. The address for all entities and individuals affiliated with Cutlass Capital is 1750 Montgomery St., San Francisco, CA 94111.

(6)	Based on information set forth in a Schedule 13G filed with the SEC on November 20, 2007. Mitchell Dann, one of our directors, is the managing member of Sapient Capital Management, L.L.C., which is the general partner of Sapient Capital Management L.P., which is the general partner of Sapient Capital, L.P. Mr. Dann has sole voting and investment power over the shares held by Sapient Capital, L.P. Each of Sapient Capital Management, L.L.C., Sapient Capital Management L.P. and Mr. Dann disclaims beneficial ownership of the shares held by Sapient Capital, L.P., except to the extent of their respective proportionate pecuniary interest therein. The address for Sapient Capital is 4020 Lake Creek Drive, P.O. Box 1590, Wilson, WY 83014.

(7)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2009. Thomas Weisel Healthcare Venture Partners, LLC (“TWHVP LLC”) is the sole general partner of Thomas Weisel Healthcare Venture Partners, L.P. (“TWHVP LP”) and has shared voting and dispositive power with respect to the shares held by TWHVP LP. Thomas Weisel Capital Management, LLC (“TWCM”) is the sole managing member of TWHVP LLC and has shared voting and dispositive power with respect to the shares held by TWHVP LP. Thomas Weisel Partners Group, Inc. (“TWPG”) is the sole managing member of TWCM and has shared voting and dispositive power with respect to the shares held by TWHVP LP. TWPG disclaims beneficial ownership of the shares except for 8,619 shares, the ownership of which corresponds to TWPG’s invested capital in TWHVP LP. James Shapiro, one of our directors, is an affiliate of TWHVP LLC, TWCM and TWPG and has shared voting and investment power over the shares held by TWHVP LP. Mr. Shapiro disclaims beneficial ownership of the shares held by TWHVP LP, except to the extent of his proportionate pecuniary interest therein. The address for TWHVP LP is One Montgomery St., San Francisco, CA 94104.

(8)	Based on information set forth in a Schedule 13G filed with the SEC on February 4, 2009. The shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR. The investment advisory contracts grant IICO and WRIMCO all voting and/or dispositive power over shares owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO dispositive power over shares owned by such sub-advisory clients and, in most cases, voting power. IICO and/or WRIMCO may be deemed the beneficial owner of the shares.

(9)	Includes 50,198 shares subject to options exercisable within 60 days of March 5, 2009.

(10)	Includes 100,339 shares subject to options exercisable within 60 days of March 5, 2009.

(11)	Includes 167,500 shares subject to options exercisable within 60 days of March 5, 2009.

(12)	Includes 32,344 shares subject to options exercisable within 60 days of March 5, 2009.

(13)	Includes 33,000 shares subject to options exercisable within 60 days of March 5, 2009.

(14)	Consists of the shares identified in footnote 3 and 10,000 shares subject to options exercisable within 60 days of March 5, 2009, which options are held directly by Mr. Carusi. Mr. Carusi, one of our directors, is a managing director of ATV Associates VII, LLC. Mr. Carusi disclaims beneficial ownership of the shares held by the ATV Entities except to the extent of his proportionate pecuniary interest therein.

(15)	Based on information set forth in a Form 4 filed with the SEC on December 2, 2008. Consists of the shares identified in footnote 6, 19,100 shares held directly by Mr. Dann, and 10,000 shares subject to options exercisable within 60 days of March 5, 2009 held directly by Mr. Dann. Mr. Dann, one of our directors, is the managing member of Sapient Capital Management, L.L.C., which is the general partner of Sapient Capital Management L.P., which is the general partner of Sapient Capital, L.P. Mr. Dann has sole voting and investment power over the shares held by Sapient Capital, L.P. Mr. Dann disclaims beneficial ownership of the shares held by Sapient Capital, L.P., except to the extent of his proportionate pecuniary interest therein.

(16)	Includes 7,500 shares subject to options exercisable within 60 days of March 5, 2009.

(17)	Consists of the shares identified in footnote 5 and 10,000 shares subject to options exercisable within 60 days of March 5, 2009, which options are held directly by Mr. Osgood. Mr. Osgood, one of our directors, is one of two managing members of Cutlass Capital Management, L.L.C., which is the general partner of each of Cutlass Capital, L.P. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood is also one of two managing members of Cutlass Capital Principals Fund, L.L.C. Mr. Osgood has shared voting and investment power over the shares held by each of Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood disclaims beneficial ownership of the shares held by Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P., except to the extent of his proportionate pecuniary interest therein.

(18)	Consists of the shares identified in footnote 7 and 10,000 shares subject to options exercisable within 60 days of March 5, 2009, which options are held directly by Mr. Shapiro. Mr. Shapiro, one of our directors, is an affiliate of TWHVP LLC, the general partner of TWHVP LP, and has shared voting and investment power over the shares held by TWHVP LP. Mr. Shapiro disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(19)	Includes 17,500 shares subject to options exercisable within 60 days of March 5, 2009.

(20)	Includes 448,381 shares subject to options exercisable within 60 days of March 5, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions that have occurred since January 1, 2008 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Registration Rights for Holders of our Formerly Outstanding Preferred Stock

In September 2005, we and the holders of our formerly outstanding preferred stock entered into a third amended and restated investors’ rights agreement, which was subsequently amended in August 2007. Holders of our formerly outstanding preferred stock include Advanced Technology Ventures and its affiliated entities, Delphi Ventures and its affiliated entities, Cutlass Capital and its affiliated entities, Sapient Capital, and Thomas Weisel Healthcare Venture Partners, each a holder of more than 5% of our outstanding common stock, as well as Rick Simmons, a named executive officer. On October 22, 2007, in connection with the closing of our initial public offering, all of the outstanding shares of preferred stock were converted into 10,793,165 shares of common stock.

Under the third amended and restated investors’ rights agreement, the former holders of our preferred stock have the right to require us to register their shares with the SEC, or to include their shares in any registration statement we file, so that the shares may be publicly resold.

Demand registration rights

Beginning April 22, 2008, the holders of a majority of the shares issuable upon conversion of the preferred stock have the right to demand, on not more than two occasions (subject to limited exceptions), that we file a registration statement on Form S-1 under the Securities Act of 1933, having an aggregate offering price to the public of not less than $5,000,000, in order to register the shares registrable under such registration rights. Further, at any time after we become eligible to file a registration statement on Form S-3, the holders of the shares subject to these registration rights may require us to file up to two registrations statements on Form S-3 per year with respect to shares of common stock having an aggregate offering price to the public of at least $500,000, subject to certain exceptions.

Piggyback registration rights

If we register any shares of our capital stock for public sale, holders of the shares of common stock issued on conversion of our preferred stock will have the right to include their shares in the registration. The underwriters of any underwritten public offering will have the right to limit the number of shares to be included in the registration, provided that the holders of the registrable shares shall not be reduced to less than 20% of the aggregate shares offered.

The demand, Form S-3 and piggyback registration rights described above will terminate on the earlier of (i) the date after the closing of our initial public offering on which all shares subject to such registration rights may immediately be sold under Rule 144 during any 90-day period, or (ii) the fourth anniversary of the closing of our initial public offering.

Indemnification of Directors and Executive Officers

We have entered into an indemnification agreement with each of our directors and certain of our executive officers. These indemnification agreements and our amended and restated certificate of incorporation and bylaws indemnify each of our directors and certain of our officers to the fullest extent permitted by the Delaware General Corporation Law.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our audit committee charter, all related party transactions are to be reviewed and pre-approved by our audit committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. In determining whether to approve a related party transaction, the audit committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, our Board of Directors currently consists of seven persons. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors, James Shapiro, Joseph Slattery and Paul LaViolette, are scheduled to serve until the annual meeting of stockholders in 2011. The Class II directors, Michael Carusi and Jonathan Osgood, are scheduled to serve until the Annual Meeting. The Class III directors, Rick Randall and Mitchell Dann, are scheduled to serve until the annual meeting of stockholders in 2010.

In the event that any person nominated as a Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The name of the Class II nominees for election to our Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

			Director
Name	Age	Principal Occupation	Since

Nominees for Class II Directors
Michael Carusi	44	General Partner, Advanced Technology Ventures	2003
Jonathan Osgood	59	Managing member, Cutlass Capital, L.L.C.	2002
Continuing Class I Directors
James Shapiro	50	General Partner, Kearny Venture Partners	2005
Joseph Slattery	44	Consultant	2007
Paul LaViolette	51	Venture Partner, SV Life Sciences	2008
Continuing Class III Directors
Richard Randall	56	President and Chief Executive Officer of TranS1 Inc.	2002
Mitchell Dann	48	Managing member, Sapient Capital Management, LLC	2000

Nominees for Terms Expiring at the Annual Meeting

Class II Directors

Michael Carusi has served as a member of our Board of Directors since April 2003. He has served as a General Partner at Advanced Technology Ventures, a venture capital firm, since October 1998. Mr. Carusi serves on the board of directors of XTENT, Inc., a publicly traded medical device company, as well as the boards of several privately-held life sciences and medical device companies. Mr. Carusi received a B.S. degree in Mechanical Engineering from Lehigh University and an M.B.A. degree from the Amos Tuck School of Business at Dartmouth College.

Jonathan Osgood has served as a member of our Board of Directors since March 2002. In 2001, Mr. Osgood co-founded, and is the managing member of, Cutlass Capital, L.L.C., a venture capital firm that invests exclusively in the healthcare industry. Mr. Osgood also serves as a member of the board of directors of several privately-held medical device companies. Mr. Osgood is a Certified Financial Analyst and received a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from the Amos Tuck School of Business at Dartmouth College.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors

James Shapiro has served as a member of our Board of Directors since September 2005. Mr. Shapiro has served as a General Partner of Kearny Venture Partners, a venture capital firm, and its predecessor, Thomas Weisel Healthcare Venture Partners, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures. Mr. Shapiro serves on the board of directors of Hansen Medical, Inc., a publicly traded medical device company, as well as on the boards of several privately-held medical device companies. Mr. Shapiro received an A.B. degree from Princeton University and an M.B.A degree from the Stanford University Graduate School of Business.

Joseph Slattery has served as a member of our Board of Directors since November 2007. From October 1, 2006 through August 3, 2007, Mr. Slattery served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August, 2007. Prior to being appointed Chief Financial Officer, he served as Senior Vice President, Finance and Information Systems beginning in September 2002. Previously, he served as Vice President, Finance from July 1999 to September 2002 and as Controller from February 1996 to July 2000. Mr. Slattery serves on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases and CVRx, Inc. a privately-held company developing implantable technology for the treatment of hypertension. Mr. Slattery received a B.S. degree in Accountancy from Bentley University.

Paul LaViolette has served as a member of our Board of Directors since August 2008. Mr. LaViolette became a venture partner at SV Life Sciences in January 2009 and brings over 28 years of global medical technology marketing and general management experience. He was most recently Chief Operating Officer at Boston Scientific Corporation (“BSC”), an $8 billion medical device leader. During his 15 years at BSC, he served as Chief Operating Officer, Group President, President-Cardiology and President-International as the company grew revenues over 20 times. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. He previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Tyco). He previously served on the boards of Urologix, Percutaneous Valve Technologies and AdvaMed, and currently serves on the boards of Direct Flow Medical, Cameron Health, Conceptus, DJO Global and Thoratec. Mr. LaViolette received a B.A degree in Psychology from Fairfield University and an M.B.A. degree from Boston College.

Class III Directors

Richard Randall has been our President, Chief Executive Officer and a member of our Board of Directors since June 2002. From June 2000 to June 2002, Mr. Randall served as President and Chief Executive Officer of Incumed, Inc., a privately-held medical device incubator company. He was President, Chief Executive Officer and a director of Innovasive Devices, Inc., a developer, manufacturer and marketer of arthroscopic surgical products which was acquired by the Ethicon Division of Johnson & Johnson in 2000, from January 1994 to February 2000. Mr. Randall served as President and Chief Executive Officer of Conceptus, Inc. from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. He served as President and Chief Executive Officer of Target Therapeutics, Inc., an interventional neurovascular medical device company which was acquired by Boston Scientific Corporation in 1997, from June 1989 to May 1993 and was a director of Target Therapeutics from June 1989 to April 1997. Mr. Randall received a B.S. degree in Biology and Science Education from State University College of New York at Buffalo.

Mitchell Dann has served as a member of our Board of Directors since September 2000. Mr. Dann is the founder and managing member of Sapient Capital Management, LLC, the general partner of the general partner of Sapient Capital, L.P., a venture capital firm specializing in the medical device industry. Previously, Mr. Dann was President of M. Dann & Co., Inc., a venture capital advisory firm, and was a co-founder of Urologix, Inc., a publicly traded medical device company (NASDAQ: ULGX), where he served as a director from 1991 until 2005, including as Chairman of the Board from 1993 until 2003. In February 2008, Mr. Dann was re-named Chairman of the Board of Urologix, Inc. Mr. Dann also serves as a member of the board of directors of several privately-held medical device companies. Mr. Dann received a B.S. degree in Engineering from the University of Vermont.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE TWO NOMINEES SET FORTH ABOVE.

Board Meetings and Annual Meeting Attendance

Our Board of Directors held nine meetings during the fiscal year ended December 31, 2008. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year. We encourage, but do not require, our Board members to attend our annual meetings of stockholders. Mr. Randall attended the 2008 annual meeting of stockholders.

Our securities are listed on The Nasdaq Global Market and are governed by its listing standards. Our Board of Directors has determined that the following six directors satisfy the current “independent director” standards established by Rule 5605(a)(2) of the Nasdaq Listing Rules: Messrs. Carusi, Dann, LaViolette, Osgood, Shapiro and Slattery.

Committees of the Board of Directors

Our Board of Directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a written charter adopted by our Board of Directors, copies of which are posted on our Internet website at www.trans1.com. In addition, we will provide electronic or paper copies of the standing committee charters free of charge, upon request made to our corporate secretary. Each committee is described below.

Audit Committee.  The functions of our audit committee include appointing and determining the compensation for our independent auditors, establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls and reviewing and overseeing our independent registered public accounting firm. The chairman of the audit committee is Mr. Slattery and the other current members are Messrs. Osgood and Carusi. All members of the audit committee are non-employee directors and satisfy the current standards with respect to independence, financial expertise and experience established by Nasdaq and SEC rules. Our Board of Directors has determined that Mr. Slattery meets the SEC’s current definition of “audit committee financial expert.” The audit committee held 11 meetings during 2008.

Compensation Committee.  The compensation committee reviews and recommends to our Board of Directors the salaries and benefits for our executive officers and recommends overall employee compensation policies. The compensation committee also administers our equity compensation plans. The chairman of the compensation committee is Mr. Dann and the other current members are Mr. LaViolette and Mr. Shapiro. All members of the compensation committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. The compensation committee held seven meetings during 2008.

The scope of authority of the compensation committee, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and the role of compensation consultants, if any, in determining or recommending the amount or form of executive and director compensation are described below under the heading “Executive Compensation — Role of Compensation Committee.”

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee identifies individuals qualified to serve as members of our Board of Directors, recommends to our Board nominees for our annual meetings of stockholders, evaluates our Board’s performance, develops and recommends to our Board corporate governance guidelines and provides oversight with respect to corporate governance and ethical conduct. The chairman of the nominating and corporate governance committee is Mr. Carusi and the other current members are Messrs. Dann and Osgood. All members of the nominating and corporate governance committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. The nominating and corporate governance committee held one meeting during 2008.

The processes and procedures followed by the nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Other Committees.  Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Director Nomination Process

The process followed by our nominating and governance committee to identify and evaluate director candidates includes, without limitation, requests to Board members, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board. From time to time, we may also use the services of a third-party search firm to identify and evaluate potential director candidates.

In determining whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our nominating and governance committee considers a number of factors, including the candidate’s character and integrity, business acumen, experience in our business and industry, diligence, potential conflicts of interest, and the ability to act in the best interests of all stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Our nominating and corporate governance committee also considers properly submitted stockholder recommendations of director candidates. Stockholders who wish to recommend a director candidate for consideration by the nominating and corporate governance committee may do so by submitting the nominee’s comprehensive written resume, including the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412. Assuming that an appropriate resume and consent have been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other director candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her for election, then his or her name will be included in our proxy materials for the next annual meeting. The foregoing policy is subject to our amended and restated certificate of incorporation, bylaws and applicable law.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and governance committee or the Board, by following the procedures set forth above under the caption “Other Business and Stockholder Proposals-Bylaw Requirements for Stockholder Submission of Nominations and Proposals.” However, candidates directly nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy materials for the next annual meeting.

We do not currently pay any fees to any third party to identify or evaluate, or to assist in identifying or evaluating, potential director candidates.

No director nominations by stockholders have been received as of the filing of this proxy statement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its committees or the chairperson of the Board of Directors or any of its committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412. Stockholders should identify in their communication the intended addressee. Stockholder communications will be forwarded to our corporate Secretary. The Secretary will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee or if the communication is addressed generally to our Board of Directors to our chairperson of the Board of Directors.

Non-Employee Director Compensation for 2008

Each of our non-employee directors receives an annual cash retainer equal to $18,000 and each non-employee director who serves as a member of our audit committee receives an annual retainer equal to $2,000, while non-employee directors who serve as members of our compensation or nominating and governance committees receive an annual retainer equal to $1,000. In addition to the annual retainers, non-employee directors receive $2,500 for each Board meeting attended in person, $750 for each Board meeting attended telephonically and $750 for each committee meeting attended in person or telephonically.

Each non-employee director who serves as the chairperson of our audit committee, compensation committee or nominating and governance committee receives, for services performed in such capacity, an annual retainer of $12,000, $5,000 and $2,500, respectively, in lieu of the retainer amount provided to members of those committees.

We reimburse each non-employee member of our Board of Directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings. Each non-employee director first appointed to our Board automatically receives an initial option to purchase 30,000 shares of common stock upon such appointment, which will vest in four equal annual installments. In addition, at each annual meeting, non-employee directors who were non-employee directors for at least six months prior to the annual meeting will automatically receive an option to purchase 10,000 shares of common stock, which will be immediately vested and fully exercisable.

The following table summarizes all compensation paid to our non-employee directors in 2008:

Non-Employee Director Compensation Paid for the 2008 Fiscal Year

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Name(a)	($)(1)	($)(2)	($)

Michael Carusi	$46,000	$69,101	$115,101
Mitchell Dann	44,250	69,101	113,351
Paul LaViolette	14,850	13,534	28,384
Jonathan Osgood	43,500	69,101	112,601
James Shapiro	37,750	69,101	106,851
Joseph Slattery	54,000	143,479	197,479

(1)	Reflects cash compensation earned for fiscal year end 2008.

(2)	Represents the proportionate amount of the total fair value of option awards recognized by us as an expense for financial accounting purposes in accordance with SFAS 123R. The assumptions used in calculating the fair value of the option awards are set forth in footnote 1 of the Summary Compensation Table below.

During fiscal year 2008, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table:

Name	Date of Option Grant	Options Granted(1)

Michael Carusi	6/4/2008	10,000	(2)
Mitchell Dann	6/4/2008	10,000	(2)
Paul LaViolette	8/7/2008	30,000	(3)
Jonathan Osgood	6/4/2008	10,000	(2)
James Shapiro	6/4/2008	10,000	(2)
Joseph Slattery	6/4/2008	10,000	(2)

(1)	All option grants have a term of ten years.

(2)	These options were granted in connection with the non-employee directors continuous service to our Board of Directors. Each of these options vested immediately upon grant.

(3)	These options were granted in connection with Mr. LaViolette’s appointment to our Board of Directors in fiscal year 2008. The options vested as to 7,500 shares on August, 7, 2008 and vest as to the remaining shares in three equal annual installments beginning on August 7, 2009.

At the end of fiscal year 2008, each of our non-employee directors hold options to purchase the following number of shares of our common stock :

Name	Total Options Held

Michael Carusi	10,000
Mitchell Dann	10,000
Paul LaViolette	30,000
Jonathan Osgood	10,000
James Shapiro	10,000
Joseph Slattery	40,000

Other Executive Officers

Michael Luetkemeyer (59) has been our Chief Financial Officer since April 2007. Prior to that, Mr. Luetkemeyer held various positions with Micromuse, Inc., a network management software provider that was acquired by IBM in 2006, including Chief Financial Officer from October 2001 to January 2005, interim Chief Executive Officer from January 2003 to August 2003, and Senior Vice President from February 2005 to March 2006. Mr. Luetkemeyer also served as a member of the board of directors of Micromuse from January 2003 to February 2005. Prior to joining Micromuse, he served as Chief Financial Officer of Aprisma Management Technologies, a network management software provider, from 2000 until October 2001, and held a variety of senior finance positions at GE Aerospace, GE Semiconductor and GE Plastics for more than ten years. Mr. Luetkemeyer received a B.S. degree in Finance from Southwest Missouri State, an M.A. degree in Economics from the University of Missouri (St. Louis) and a B.S. degree in Accounting from Rollins College.

Rick Simmons (46) has been our Vice President, Marketing and Sales since November 2003. From 2000 to 2003 Mr. Simmons served as Vice President of Sales and Marketing at Nuvasive, Inc., a publicly traded minimally invasive spinal platform technology and implant company. From 1997 to 2000, he served as Vice President, Global Marketing and Sales of Innovasive Devices, Inc., a developer, manufacturer and marketer of arthroscopic surgical products which was acquired by the Ethicon Division of Johnson & Johnson in 2000. From 1995 to 1997, Mr. Simmons served as Director of Marketing, Managed Care and Business Development of Genzyme Tissue Repair, Inc., a human tissue engineering technology company serving the orthopaedic surgical sports medicine market and publicly traded division within Genzyme Corporation. Mr. Simmons received a B.A. degree in Exercise Physiology from the California State University at Northridge.

William Jackson (57) has been our Vice President, Regulatory, Clinical and Quality since May 2007. Mr. Jackson has over 29 years of regulatory experience, including responsibility for regulatory and clinical affairs at St. Jude Medical, Inc., and holding senior positions in regulatory and clinical affairs at Genetic Laboratories, Neuromed and Intermedics, Inc. Mr. Jackson also founded W.F. Jackson Associates, Ltd., a regulatory affairs consulting business for medical device companies, in 1991 and has served as its President since that time. Mr. Jackson received a B.A. degree in Zoology and Chemistry from Concordia College and an M.B.A. degree from the University of Minnesota (Moorhead).

Robert Martin (44) has been our Vice President of International Sales since July 2007. From 2000 to June 2007, Mr. Martin served as Vice President of Global Sales and Marketing and, most recently, as President and CEO at Ascension Orthopedics Inc., a privately held extremity orthopedics company. From 1999 to 2000, he served as European Sales Manager for Innovasive Devices, Inc. a developer, manufacturer, and marketer of arthroscopic surgical products which was acquired by the Ethicon Division of Johnson & Johnson in 2000. From 1996 to 1999, Mr. Martin served as Sales and Marketing Manager for three divisions of Stryker Inc. (Canada), a publicly traded global orthopedic company. Mr. Martin received a B.A. degree in Physical Education from the University of Western Ontario.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our compensation committee consists of Messrs. Dann, LaViolette and Shapiro. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Messrs. Dann, LaViolette and Shapiro are affiliated with Sapient Capital, L.P., SV Life Sciences and Thomas Weisel Healthcare Venture Partners, L.P., respectively, and each of Sapient Capital and Thomas Weisel Healthcare hold registration rights, the details of which are disclosed under the heading “Certain Relationships and Related Party Transactions — Registration Rights for Holders of our Formerly Outstanding Preferred Stock.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms submitted to us during the year ended December 31, 2008, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Principal Executive and Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have also adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers and employees. The codes reflect our values and the business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The codes are posted on our website at www.trans1.com under “Investor Relations — Corporate Governance.” We will provide you with print copies of our codes free of charge on written request to our corporate Secretary at TranS1 Inc., 411 Landmark Dr., Wilmington, North Carolina 28412. We will post any amendment to the codes, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq Global Market, on our website promptly following the date of such amendment or waiver.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2008 should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives to lead us and create value for our stockholders. In order to achieve our objective, we believe that our compensation program must provide a total compensation package that is competitive with other companies in the medical device industry. Our executive compensation program generally consists of a base salary, an annual short-term incentive payment based upon the achievement of corporate and/or personal objectives and long-term equity-based incentive awards, which to date have been in the form of stock options. The equity component of our compensation is designed to align executive officers compensation with the goal of creation of long-term value for our stockholders. In fiscal year 2008, we did not make any significant changes to our compensation philosophy or objectives.

Role of Compensation Committee

Our Compensation Committee was appointed by our Board of Directors, and consists entirely of directors who are independent directors under applicable Nasdaq rules and regulations, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee reviews and recommends to our Board of Directors our executive compensation and benefit policies. Our Compensation Committee is responsible for, among other things, analyzing individual and corporate achievements and recommending to our Board of Directors appropriate compensation packages for our executive officers. In addition, our Compensation Committee administers our equity-based compensation plans. Our Compensation Committee met seven times during fiscal year 2008.

Our Compensation Committee believes that to attract and retain sufficient executive talent, it is appropriate to compensate our executive officers at a level comparable to the compensation amounts provided to executives at comparable medical device companies, subject to the individual’s experience and expected contribution to us, and the other factors discussed herein.

The members of our Compensation Committee have generally relied on their experience with other medical device companies and publicly available data relating to compensation of executives at other medical device companies to establish compensation for our executive officers. In this regard, the Compensation Committee has historically not delegated any of its functions to compensation consultants. However, at the beginning of fiscal year 2008, the Compensation Committee retained the Radford Group, an independent compensation consultant, to assist it in gathering compensation data that the Compensation Committee used, in part, to determine the 2008 salary and short-term incentive compensation levels for our executive officers. The compensation consultant was also charged with assisting the Compensation Committee in determining an appropriate set of peer group companies and helping it understand how public companies disclose their compensation policies. The peer group companies are listed under the heading “Compensation Components — Base Salary” below. The Compensation Committee did not, however, rely on any specific recommendations of the compensation consultant or delegate any decision making authority to the compensation consultant.

The Compensation Committee has not established any formal policies or guidelines for allocating between long-term and currently paid out compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, our Compensation Committee relies on its judgment about each individual’s experience and performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that are too narrowly responsive to short-term changes in business performance. In addition, while the Compensation Committee did consider the information provided by the compensation consultant prior to making its compensation decisions with respect to fiscal year 2008, the Compensation Committee has responsibility for recommending executive compensation to our Board of Directors, and executive compensation is ultimately approved by our Board of Directors. In 2008, our Board of Directors approved the Compensation Committee’s recommendations for executive officer compensation without change.

Role of Executive Officers

Our Compensation Committee solicits input from Richard Randall, our chief executive officer, in determining executive compensation, in particular with respect to salary, short-term incentive compensation and option grant awards to our executive officers other than Mr. Randall. While Mr. Randall discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination of his own compensation. None of our other executive officers participate in the Compensation Committee’s discussions regarding executive compensation.

Benchmarking

We believe the components of our current compensation program, which include base salary, short-term cash incentive payments and long-term equity awards are generally consistent with the compensation components of other comparable medical device companies. Historically, we have not benchmarked total executive compensation, or any component of executive compensation, to that of other companies. However, we have historically reviewed compensation data from other companies as one component of our executive compensation decisions. In fiscal year 2008, we utilized information provided by our compensation consultant to assist us in determining the total compensation to be paid to our executive officers, as well as the various components of compensation. However, this comparison was only one of several factors that we relied upon when establishing compensation for our executive officers.

Compensation Components

Executive compensation currently consists of the following components:

Base Salary

We determine our executive officers’ salaries based upon an assessment of a combination of each executive’s job responsibilities, individual experience and expected level of contribution. As discussed above, we also compare the base salaries paid to our executive officers to those of executive officers serving similar companies within the medical device industry. Our Compensation Committee reviews the salaries of our executive officers annually at the beginning of each calendar year and recommends to our Board of Directors changes in salaries based primarily on comparative market data, significant changes in responsibilities during the prior calendar year, individual performance and general market conditions.

As a private company, the Compensation Committee relied on the experience of our directors, including Mr. Randall, and compensation surveys for venture capital funded companies in establishing the salaries to be paid to our executive officers. Beginning in 2007, when it became more likely that we would undertake an initial public offering of our common stock, we felt it was more appropriate to compare our executive officers’ base salaries to executive officers at other publicly traded medical device companies in similar development stages. In fiscal year 2008, we compared the base salaries we pay to our executive officers to the base salaries paid by the following publicly traded medical device companies:

• Alphatec Holdings, Inc.	• Kensey Nash Corporation
• AtriCure, Inc.	• LifeCell Corporation
• Conceptus, Inc.	• Micrus Endovascular Corporation
• DexCom, Inc.	• Natus Medical Incorporated
• Exactech, Inc.	• NMT Medical, Inc.
• Hansen Medical, Inc.	• NuVasive, Inc.
• Insulet Corporation	• VNUS Medical Technologies, Inc.

These “peer group” companies were selected upon the recommendation of our Compensation Committee with input from our compensation consultant. The primary factors considered in selecting these companies were the fact that the companies operate in the medical device industry, total revenues of the companies in 2007, and the stage of growth of the companies. The information relating to the salaries paid by each of the peer group companies was supplied by our compensation consultant.

In establishing or evaluating our base salaries relative to the peer group companies, we generally take into account the median base salary for these companies, while also taking into consideration other factors such as our executive officers’ experience level, their responsibility level and expected contributions to our business, and the size (in terms of revenues and profitability) and stage of growth of the companies to which we are comparing the base salary amounts. For example, if our executive officers have greater experience than their counterparts who are in the median salary range at our peer group companies, then we would expect to increase the base salary relative to the median salary for our peer companies. However, any such increase may be offset upon a determination that our peer group companies are, on average, larger or more profitable than us.

Mr. Randall’s base salary was established when he joined us in 2002 and remained at substantially the same level through 2006. Although we believe his salary was fair based on our stage of development and the equity position afforded to Mr. Randall at the time he joined us, by 2007 the Compensation Committee determined that Mr. Randall’s salary was significantly below market for executives at other publicly traded medical device companies with similar experience levels. In May 2007, upon recommendation of our Compensation Committee, our Board of Directors approved an increase to Mr. Randall’s annual base salary from $215,000 to $300,000. In January 2008, the Compensation Committee recommended an increase in Mr. Randall’s salary to $325,000, which was subsequently approved by our Board of Directors. In establishing Mr. Randall’s salary, the Compensation Committee took into account that Mr. Randall had a higher equity ownership percentage in the Company than the average equity ownership of chief executive officers earning the median base salary level of the peer group companies.

Short-Term Incentive Program

Our Compensation Committee believes that cash-based annual incentive payments, which we refer to as cash bonuses, that are paid based upon the achievement of specified company and individual performance objectives create value for our business and help to align the compensation of our executive officers with the interests of our stockholders. Our Compensation Committee, based upon a review of the compensation data provided by our compensation consultant and recommendations from Mr. Randall, initially determines the target level of cash bonuses for each of our executive officers, which targets are based on a percentage of annual salary. The Compensation Committee generally does not benchmark target cash bonus amounts or performance targets to the target bonus amounts or performance targets established by our peer group companies primarily because of the significant variation in performance targets established by different companies, the lack of specific information about the performance targets used by other companies, the uncertainty associated with determining whether performance targets are achieved, and the difficulty with using other companies performance targets to create appropriate incentives for our executive officers. However, we do utilize compensation data with respect to our peer group companies as one component in establishing the target cash bonus amounts.

As set forth in the table below, the target level of cash bonuses for Messrs. Randall, Luetkemeyer, Simmons, Martin and Jackson with respect to fiscal year 2008 were 50%, 30%, 30%, 25% and 30% of their 2008 base salary, respectively.

Name	2008 Base Salary		Cash Bonus Percentage	2008 Potential Cash Bonus

Richard Randall	$325,000		50%	$162,500
Michael Luetkemeyer	$250,000		30%	$75,000
Rick Simmons	$245,000		30%	$73,500
Robert Martin	$294,000	(1)	25%	$73,500	(1)
William Jackson	$210,000		30%	$63,000

(1)	Mr. Martin’s potential cash bonus amount was established in euros. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversion rate of euros to U.S. dollars of 1.47 as described in footnote 1 to the Summary Compensation Table below.

The performance targets that needed to be achieved in order for each of our executive officers to earn all or any portion of their target cash bonus amount varied amongst our executive officers. However, a significant portion of each executive officers cash bonus was tied to our achievement of a 2008 total annual revenue target of $27.1 million, which we refer to as the 2008 Revenue Target. The 2008 Revenue Target was not achieved.

In the case of Mr. Randall, while his cash bonus was subject to a number of personal and corporate objectives, he was not entitled to receive any cash bonus unless we achieved the 2008 Revenue Target. As a result of our failure to achieve the 2008 Revenue Target, Mr. Randall did not receive a cash bonus with respect to fiscal year 2008.

In the cases of Mike Luetkemeyer and Bill Jackson, their target cash bonuses were based 50% upon our achievement of the 2008 Revenue Target. In the cases of Rick Simmons and Rob Martin, their target cash bonuses were based 75% on our achievement of the 2008 Revenue Target. None of Messrs. Luetkemeyer, Jackson, Simmons or Martin earned a cash bonus with respect to that portion of their respective target cash bonuses attributable to achievement of the 2008 Revenue Target.

The remaining portions of the target cash bonuses for Messrs. Luetkemeyer, Jackson, Simmons and Martin were based upon the achievement of a combination of personal and corporate objectives, and an objective review of each executive officer’s total contribution to the Company in light of these objectives. In fiscal year 2008, in addition to the 2008 Revenue Target, the corporate objectives consisted of targets for gross margin, operating loss, average product sales price, clinical milestones for our PNR and PDR implants, hiring key personnel in finance and sales and marketing, development of AxiaLIF product enhancements, and other operating objectives. For each executive officer other than Mr. Randall, achievement of each objective was given a certain percentage weight toward funding of their target cash bonus. The relative weighting varied among the executives based upon each executive officer’s area of responsibility and potential impact on our operating and financial performance, to provide optimal correlation between performance and reward. The Compensation Committee believes that each of these objectives were generally difficult to achieve.

Following the end of fiscal year 2008, Mr. Randall evaluated the degree of achievement of the other executive officer’s corporate and personal objectives, as well as a subjective determination of the officer’s overall contribution to us, and then recommended a cash bonus payment for each of them. The Compensation Committee worked collaboratively with Mr. Randall to finalize the recommendations for executive officer compensation, and our Board of Directors approved the recommendations.

The cash bonuses paid to each of our executive officers in fiscal year 2008 are set forth in the table below:

	2008 Eligible Bonus
Name	Amount(1)		Earned Percentage(2)	2008 Cash Bonus Amount

Richard Randall	$0		N/A	$0
Michael Luetkemeyer	$37,500		100%	$37,500
Rick Simmons	$18,375		39%	$7,166
Robert Martin	$18,375	(3)	40%	$7,350	(3)
William Jackson	$31,500		35%	$11,025

(1)	Represents the maximum cash bonus that could be earned by each executive officer in fiscal year 2008 following the determination that the 2008 Revenue Target had not been achieved.

(2)	The percentages set forth in this column for each executive officer represent the percentage of the target cash bonus applicable to each executive officer that was earned in fiscal year 2008 as a result of that executive officer’s achievement of the personal and corporate objectives on which his cash bonus was dependent.

(3)	Mr. Martin’s eligible and actual cash bonus amounts were established in euros. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversion rate of euros to U.S. dollars of 1.47 as described in footnote 1 to the Summary Compensation Table below.

Our Compensation Committee will continue to assess the benefits and objectives of our cash-based annual incentive program in light of our continuing need to create incentives for our executive officers in order to encourage the achievement of performance goals that are instrumental to our continued success.

Long-Term Equity-Based Incentive Awards

We believe that equity ownership in the Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Long-term equity can be awarded to executives by our Board of Directors in the form of stock options or restricted stock. Equity grants are generally made to our executive officers by our Board of Directors at regularly scheduled meetings. Historically, we have provided our executive officers with long-tem equity awards in the form of stock options. The exercise price of our options is set at the closing price of our common stock on Nasdaq on the grant date.

Each executive officer was provided with an option grant when they joined us based upon their position with us, expected level of contribution, relevant prior experience and a review of comparable data equity compensation data from other companies. These initial grants typically vest over four years, and no shares vest before the one year anniversary of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to more properly align the executive’s interest with our stockholders’ interests.

In addition to the initial option grants, our Board of Directors has granted additional options to retain our executive officers and combine the achievement of corporate goals with strong individual performance. Options are granted based on a combination of individual contributions to us and on general corporate achievements and expectations. Additional option grants are not communicated to executives in advance and generally vest over a period of four years. Our Compensation Committee may compare equity ownership against our peer group companies in establishing equity grants for new hires and/or for approving additional equity grants to existing executives, although this is not a major factor in any such decisions.

In fiscal year 2008, we granted additional stock options to our executive officers in an effort to retain and continue to provide incentive to the executives with unvested equity awards. The number of options granted to the executive officers in fiscal year 2008 was based on several factors including our recent financial performance, the market price of our common stock on the grant date, an assessment of the aggregate number of options that the Compensation Committee believed we could reasonably afford to grant under our equity incentive plan, and a subjective determination by the Compensation Committee and Mr. Randall of the number of unvested options they deemed reasonable to provide the sufficient incentive for the executive officers’ continued employment with us.

On an annual basis, our Compensation Committee intends to assess the contribution of the individual and the expectation for future performance by this executive and provide additional awards in the form of stock options or restricted stock based upon this assessment.

Other Benefits

We have a 401(k) plan for the benefit of all of our eligible employees, including our executive officers. We do not provide for matching contributions under the 401(k) plan. We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including our executive officers. We do not provide any benefits that would be considered “perquisites” under the rules established by the SEC.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Financial Accounting Standards Board Statement No. 123(R) (revised 2004), “Share-Based Payment,” or SFAS 123(R). Under SFAS 123(R), we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

Section 162(m) of the Code limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000.

Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2008 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of fiscal year 2008 whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this Proxy Statement.

					Non-Equity
					Incentive Plan
			Salary	Option	Compensation
Name and Principal Position	Year		($)	Awards(1)	($)	Total

Richard Randall	2008		$318,750	$180,014	$—	$498,764
President, Chief Executive Officer and Director	2007		300,000	90,147	105,000	495,147
	2006		215,000	36,347	33,057	284,408
Michael Luetkemeyer	2008		$243,750	$317,643	$37,500	$598,893
Chief Financial Officer	2007		159,737	184,968	31,950	376,655
	2006	(2)	—	—	—	—
Rick Simmons	2008		$233,750	$170,306	$7,166	$411,222
Vice President, Marketing and Sales	2007		200,000	66,493	56,400	322,893
	2006		199,385	19,487	30,000	248,872
Robert Martin(3)	2008		$294,000	$118,380	$7,350	$419,730
Vice President, International Sales	2007		148,000	64,122	10,086	222,208
	2006	(2)	—	—	—	—
William Jackson	2008		$207,500	$110,981	$11,025	$329,506
Vice President, Regulatory, Clinical and Quality	2007	(2)	—	—	—	—
	2006	(2)	—	—	—	—

(1)	Represents the proportionate amount of the total fair value of option awards recognized by us as an expense for financial accounting purposes in accordance with SFAS 123R. The assumptions used in calculating the fair value of the option awards are set forth in footnote 7 of our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC in March 13, 2009. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table below, as well as awards granted in previous years for which we continued to recognize expense.

(2)	No compensation was earned with respect to this fiscal year because the executive officer was not employed by us during the fiscal year.

(3)	Mr. Martin is employed on a full-time basis and is paid in euros on a monthly basis. His annual base salary for fiscal year 2008 was €200,000. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversion rate to convert the sum of his payments from euros into U.S. dollars. The conversion rate is based on an average of the closing exchange rates in effect for each day on which we remitted payments to Mr. Martin for each moth of the fiscal year in which the payments were made. This conversion rate of euros to U.S. dollars was 1.47.

Grants of Plan-Based Awards in 2008

The following table lists grants of plan-based awards made to our named executive officers in 2008 and related total fair value compensation for 2008.

			All Other
		Possible	Awards:		Grant Date
		Future Payouts	Number of	Exercise or	Fair Value of
		Under Non-Equity	Securities	Base Price of	Stock and
		Incentive Plan	Underlying	Option	Option
Name	Grant Date	Awards(1)	Options	Awards	Awards(2)

Richard Randall	N/A	$159,375	—	—	—
	4/2/2008	—	50,000	$12.43	$289,250
Michael Luetkemeyer	N/A	$73,125	—	—	—
	4/2/2008	—	20,000	$12.43	$115,700
Rick Simmons	N/A	$70.125	—	—	—
	4/2/2008	—	30,000	$12.43	$173,550
Robert Martin	N/A	$73,500	—	—	—
William Jackson	N/A	$62,250	—	—	—

(1)	For Mr. Randall, possible payout reflects 50% of base salary; for Mr. Martin, possible payout reflects 25% of base salary, and for all other executives, possible payout reflects 30% of base salary.

(2)	Amounts represent the estimated total fair value of stock options granted in 2008 under SFAS 123(R).

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2008.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Option
	Options	Options		Option	Expiration
Name	Exercisable	Unexercisable(1)		Exercise Price	Date(2)

Richard Randall	30,281	46,219		$5.56	5/16/2017
	—	50,000		$12.43	4/2/2018
Michael Luetkemeyer	80,859	144,141		$5.56	5/16/2017
	—	20,000		$12.43	4/2/2018
Rick Simmons	31,500	—		$0.28	7/29/2013
	76,500	—		$0.28	11/13/2013
	8,062	938		$0.28	5/17/2015
	13,125	4,875		$1.11	11/8/2016
	8,625	9,375		$2.00	1/18/2017
	14,062	30,938	(3)	$12.22	9/19/2017
	—	30,000		$12.43	4/2/2018
Robert Martin	27,000	45,000		$6.67	6/18/2017
William Jackson	26,719	40,781		$5.56	5/16/2017

(1)	Unless otherwise noted, all option shares vest at the rate of 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that options are fully vested 48 months following the option grant date. In addition, the vesting of options may accelerate upon a change in control of the company.

(2)	All stock option grants have a 10-year term.

(3)	These option shares vest at the rate of 21% on the first anniversary of the option grant and in 38 equal monthly installments thereafter, such that the options are fully vested 50 months following the option grant date.

Option Exercises for 2008

There were no options exercised by our named executive officers in 2008.

Employment and Severance Agreements and Employee Benefit Plans

Employment Agreements

We have not entered into any employment agreements with our employees.

Severance Agreements

We have not entered into any severance agreements with our employees.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments in Connection with a Change in Control

We do not have any plans or programs under which payments to any of the named executive officers are triggered by a change of control of our company, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer. The only payments or benefits that would be provided to a named executive officer following a termination of employment would be provided by us under the terms of our existing stock incentive plans.

Under our Amended and Restated 2000 Stock Incentive Plan, unless otherwise determined by our Board of Directors, upon a change in control event, defined as a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation or dissolution of our company, the outstanding unvested options will become fully vested and exercisable immediately prior to the consummation of the change in control, and in the case of shares of our common stock subject to a repurchase right that lapses over time, such repurchase right shall, immediately prior to the consummation of the change in control, cease to apply.

Under our 2007 Stock Incentive Plan, upon a change in control event, defined as a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation or dissolution of the company, each outstanding award will be treated as the compensation committee determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The compensation committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. In addition, if the outstanding awards are assumed or substituted by an acquiring entity and the holder of the options is terminated without cause, as defined in the 2007 Stock Incentive Plan, within twelve months after the change of control transaction, their awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable.

Assuming that (i) a change in control occurred on December 31, 2008, and (ii) there was no assumption or substitution of outstanding awards in connection with such change in control, the following table summarizes the value of vested stock options and unvested stock options that would accelerate in full for each of our named executive officers:

		Value of
		Accelerated
	Value of Vested	Unvested Stock
Name	Stock Options(1)	Options(2)	Total

Richard Randall	$49,964	$76,426	$126,390
Michael Luetkemeyer	133,417	237,833	371,250
Rick Simmons	929,312	85,078	1,014,390
Robert Martin	14,580	24,300	38,880
William Jackson	44,086	67,289	111,375

(1)	The amounts in this column reflect the value of the exercisable options held by each named executive officer as of December 31, 2008, which is equal to the number of shares underlying each option multiplied by the difference between $7.21, the closing price of our common stock on the same date, and the exercise price of each particular option.

(2)	The amounts in this column reflect the value of the unexercisable options held by each named executive officer as of December 31, 2008, which is equal to the number of shares underlying each option multiplied by the difference between $7.21, the closing price of our common stock on the same date, and the exercise price of each particular option.

Report of the Compensation Committee

The compensation committee is responsible for, among other things, establishing, developing guidelines for, evaluating and approving all base salaries and annual and long-term cash and equity incentive compensation of TranS1’s executive officers, and all other executive benefit plans, programs and agreements. In fulfilling its responsibilities, the compensation committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in TranS1’s proxy statement for the Annual Meeting. Based on such review and discussion, the compensation committee recommended to the Board of Directors that such information be included in such proxy statement.

Respectfully submitted,

Mitchell Dann, Chairman
James Shapiro
Paul LaViolette

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TranS1 under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has elected to engage PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2009.

Although we are not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the audit committee will reconsider its selection of PricewaterhouseCoopers. Even if the selection is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in our best interests.

Fees billed to us by PricewaterhouseCoopers during the Fiscal Year Ended December 31, 2008 and December 31, 2007.

The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

	Fiscal	Fiscal
	2008	2007
Fee Category	Fees	Fees

Audit Fees	$394,218	$459,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$394,218	$459,500

Audit Fees.  We paid PricewaterhouseCoopers fees in the aggregate of $394,218 and $459,500 for the fiscal years ended December 31, 2008 and December 31, 2007, respectively, for professional services rendered for the audits of our annual financial statements. The audit fees paid in 2007 also included fees paid in connection with PricewaterhouseCoopers’s review of the financial statements included in our Registration Statement filed in connection with our initial public offering.

Audit-Related Fees.  In addition to fees disclosed under “Audit Fees” above, the aggregate fees for professional services rendered by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements were $0 for both the fiscal years ended December 31, 2008 and December 31, 2007, respectively.

Tax Fees.  The aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax planning and tax advice were $0 for both the fiscal years ended December 31, 2008 and December 31, 2007, respectively.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accounting firm provides audit service detail in advance of the meeting of the audit committee held during the first calendar quarter of each year, outlining the scope of the audit and audit related fees. If agreed to by the audit committee, an engagement letter is formally accepted by the audit committee.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Board of Directors or the audit committee.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the Audit Committee Report set forth below shall not be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

The Board of Directors has determined that each of the undersigned members of the audit committee is “independent” as defined by Nasdaq Listing Rule 5605(a)(2) and the rules promulgated by the SEC. The audit committee is responsible for overseeing the company’s accounting and financial reporting processes and the audit of the company’s financial statements. The Board of Directors has determined that all members of the audit committee are financially literate and that the Chairperson of the audit committee, Joseph Slattery, is an “audit committee financial expert” as defined by the rules promulgated by the SEC. The committee’s work is guided by a Board approved written charter. The audit committee held 11 meetings in 2008.

The audit committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The audit committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in the audit committee charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the committee’s members in business, financial and accounting matters. Management is responsible for (a) the preparation, presentation and integrity of the company’s financial statements; (b) accounting and financial reporting principles; and (c) the company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the audit committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited financial statements relating to the fiscal year ended December 31, 2008 with the company’s management;

2. The audit committee has discussed with PricewaterhouseCoopers, the company’s independent registered public accounting firm, the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

3. The audit committee has received written disclosures and a letter from PricewaterhouseCoopers, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers their independence.

4. Based on the review and discussions referred to above, the audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The foregoing report is provided by the undersigned members of the audit committee.

Respectfully submitted,

Joseph Slattery, Chairman
Michael Carusi
Jonathan Osgood

PROPOSAL 3 — APPROVAL OF AMENDMENT TO 2007 STOCK INCENTIVE PLAN

The Board of Directors unanimously approved our 2007 Stock Incentive Plan (the “2007 Plan”) on July 19, 2007, and our stockholders approved the 2007 Plan on August 29, 2007.

Description of the Amendment to the 2007 Plan

On April 23, 2009, the Board unanimously approved, subject to and effective upon stockholder approval, amendment to the 2007 Plan to increase the number of shares of our common stock available under the 2007 Plan by 600,000 shares from 1,400,000 shares to 2,000,000 shares. The additional requested shares represent approximately 2.9% of our total outstanding shares as of March 5, 2009.

Reasons for the Amendment

As of December 31, 2008, we had options to purchase a total of 1,230,938 shares outstanding under the 2007 Plan. As a result, as of December 31, 2008, we had a total of 169,062 shares remaining available for future grants under the 2007 Plan. The proposed increase in the total number of shares reserved for issuance under the 2007 Plan is based on the Board’s assessment of our anticipated needs under our equity compensation program. We believe that the grant of option awards under the 2007 Plan is a key component of our equity compensation program, which provides us with the ability to attract and retain qualified employees, non-employee directors and other service providers. Based upon an internal discussion and assessment of our anticipated grants under the 2007 Plan, we believe that the proposed increase in the number of shares will be sufficient to meet our equity compensation requirements for approximately two years from the date of the Annual Meeting.

If the amendment to the 2007 Plan are approved by the stockholders, then they will be effective as of the date of the Annual Meeting. Otherwise, the 2007 Plan will remain in effect in its current form, subject to amendment from time to time as provided therein.

A summary of the 2007 Plan, as amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, as amended, which is attached as Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN.

Description of the 2007 Plan, as Amended

General.  The 2007 Plan provides for the issuance of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. Participants in the 2007 Plan may be granted any one of the equity awards or any combination thereof, as determined by our Compensation Committee. The following is a summary of the principal provisions of the 2007 Plan. The summary does not purport to be a complete description of all of the provisions of the 2007 Plan. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, a restated copy of which is attached as Appendix A to this Proxy Statement.

Purpose.  The purpose of the 2007 Plan is to (a) enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends and (b) provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in our ownership that is tied to our performance, thereby giving them an interest in our success and increased value.

Shares Reserved for Issuance.  We currently have reserved 1,400,000 shares of common stock for issuance under the 2007 Plan. If our stockholders approve the amendment proposed herein, the number of shares available for issuance under the 2007 Plan will be increased by 600,000 shares to 2,000,000 shares. The additional requested shares represent approximately 2.9% of our total outstanding shares as of March 5, 2009.

Limitations on Awards.  If our stockholders approve the amendment proposed herein, a maximum of 2,000,000 shares (an increase of 600,000 shares from the prior limit of 1,400,000 shares) of common stock may be issued and sold under certain types of awards granted under the 2007 Plan. No Participant (as defined below) will be granted stock options or stock appreciation rights in any one calendar year pursuant to which the aggregate number of shares of common stock that may be acquired under such stock options or stock appreciation rights exceeds 250,000 shares (except in the case of certain changes to our capital structure, such as a stock split). In addition, no Participant will be granted restricted stock awards or restricted stock units in any one calendar year pursuant to which the aggregate number of shares of common stock governed by such restricted stock awards or restricted stock units, as applicable, exceeds 250,000 shares (except in the case of certain changes to our capital structure, such as a stock split).

Administration.  The 2007 Plan provides that it will be administered by a committee comprised of at least two members of the Board. The Board may limit the composition of the Committee to persons necessary to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 16 of the Exchange Act. The Board has delegated administration of the 2007 Plan to the Compensation Committee, which is therefore deemed to be the “Committee” under the 2007 Plan.

The Committee has such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2007 Plan. Subject to the limitations on eligibility discussed above, the specific provisions of the 2007 Plan, and applicable law, the Committee has the full and final authority to do various acts, including, but not limited to, the following: (i) to determine who will receive awards under the 2007 Plan and the times at which such awards will be granted, the number of shares of common stock that are covered by each award, and the consideration to be received by us upon the exercise or sale, as applicable, of such awards; (ii) to interpret the 2007 Plan; (iii) to create, amend or rescind rules and regulations relating to the 2007 Plan; (iv) to determine the terms, conditions and restrictions contained in, and the form of, each award; (v) to accelerate the vesting of any stock option or stock appreciation right or waive any of our repurchase rights with respect to restricted stock awards or restricted stock units; (vi) to extend the expiration date of any stock option or stock appreciation right; and (vii) to make all other determinations necessary or advisable for the administration of the 2007 Plan, but only to the extent not contrary to the express provisions of the 2007 Plan.

Any action, decision, interpretation or determination made in good faith by the Committee in the exercise of its authority conferred upon it under the 2007 Plan will be final and binding on all Participants.

Eligibility.  The persons described below who are included within the group of potential participants in the 2007 Plan are individually referred to as a “Participant” and collectively as the “Participants.”

Incentive Stock Options.  Only our employees and employees of our affiliated companies are eligible to receive incentive stock options under the 2007 Plan. To the extent that the aggregate fair market value of the common stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under all of our incentive stock option plans exceeds $100,000, the options representing such excess will be treated as nonqualified stock options for tax purposes. The fair market value of the common stock as of the date of grant of the option is used to determine whether the $100,000 limit is exceeded.

Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights.  Our employees and employees of our affiliated companies, any member of our Board, whether or not he or she is employed by us, and consultants and other persons who provide services to us or any of our subsidiaries are eligible to receive nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights under the 2007 Plan.

Types of Awards.  The 2007 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, which are described below.

Stock Options.  A stock option is an agreement that entitles a Participant to purchase from us a fixed number of shares of common stock at a fixed purchase price per share (also called the “exercise price”) for a fixed period of time, which may not exceed ten years (or five years in the case of a ten percent stockholder, as defined below). The specific terms and conditions of each stock option, including when the right to exercise the option vests, the number of shares subject to the option and the exercise price per share, are stated in each stock option agreement that is granted. Stock options granted under the 2007 Plan may be either incentive stock options, within the meaning of

Section 422 of the Code, or nonqualified stock options” as determined by the Committee at the time of grant. However, the Code prevents us from granting incentive stock options to any person who is not our employee.

The exercise price of incentive stock options and nonqualified stock options granted under the 2007 Plan must be at least equal to the fair market value of our common stock as of the date of grant. In the case of stock options granted to a person who owns ten percent or more of the total combined voting power of all classes of our stock, referred to herein as a ten percent stockholder, the exercise price must be at least equal to 110% of the fair market value of our common stock as of the date of grant. If our common stock is then listed or traded on any stock exchange which reports closing sale prices, the “fair market value” will be the closing sale price on the date of valuation on that exchange. If no closing sale price is quoted on the date of valuation, or, if no sale takes place that day on the exchange, then the fair market value will be the closing sale price on the most recent prior day on which a sale occurred.

Each of our non-employee directors will automatically be granted a nonqualified option to purchase 30,000 shares of common stock upon his or her commencement of service on the Board from and after October 16, 2007 and, on the date of every annual meeting of stockholders thereafter, will automatically be granted a nonqualified option to purchase 10,000 shares of common stock (provided, that on such date he or she is a non-employee director and provided further that he or she has been a director for at least six months). For the initial grant, the exercise price of such nonqualified options will be at the fair market value of the common stock on the date of commencement of such director’s service on the Board. Thereafter, the exercise price of such nonqualified options will be at the fair market value of the common stock on the date of grant. The nonqualified options granted for the initial election to the Board will vest in four equal annual installments on the anniversary date of such grant and all other such nonqualified options will become exercisable immediately on the date of grant. The term of such nonqualified options will be ten years.

Restricted Stock Awards.  A restricted stock award is the issuance of shares of our common stock subject to such terms, restrictions and conditions as are set forth in each restricted stock award agreement, including, but not limited to, when ownership of the stock vests, the number of shares subject to the grant and the price per share, if any.

The purchase price, if any, for restricted stock awards will be determined by the Committee in its sole discretion. The Committee may, in its discretion, provide that no payment is required for such awards. However, such price may not be less than the par value of a share of our common stock on the date of grant, unless otherwise permitted by applicable state law.

Restricted Stock Units.  A restricted stock unit entitles a Participant to receive, per unit granted, one share of our common stock after such Participant meets certain vesting requirements set forth in the applicable restricted stock unit agreement. The specific terms and conditions of each restricted stock unit, including when each such unit vests, the number of shares subject to the unit and the purchase price, if any, are stated in each restricted stock unit agreement that is granted.

The purchase price, if any, for restricted stock units will be determined by the Committee in its sole discretion. The Committee may, in its discretion, provide that no payment is required for such units. However, such price may not be less than the par value of a share of our common stock on the date of grant, unless otherwise permitted by applicable state law.

Stock Appreciation Rights.  A stock appreciation right is a contractual right that may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic settlement of the right, over a specified period of time, in either case not to exceed ten years. Subject to certain restrictions, terms and conditions contained in each stock appreciation right agreement that is granted, the exercise or settlement of the stock appreciation right will entitle its holder to receive an amount in shares of our common stock equal to the quotient obtained by dividing (A) the excess of the fair market value of a share of our common stock over the base value per share covered by such stock appreciation right, multiplied by the number of shares as to which such stock appreciation right is exercised, by (B) the fair market value of such shares on the date of exercise or settlement. The “base value” per share of common stock covered by each stock appreciation right will be determined by the

Committee, except that the base value will not be less than 100% of the fair market value of the common stock on the date the stock appreciation right is granted.

Payment for Awards.

Payment for Stock Options.  The Participant must pay us the entire exercise price for such Participant’s shares at the time such Participant exercises an option within the time limits of the applicable award agreement. At the discretion of the Committee, such Participant may make payment by a variety of methods, including the following: (i) tender of U.S. dollars in cash or check; (ii) surrender of shares of our common stock; (iii) a “net exercise” (as described in the 2007 Plan); (iv) the surrender and cancellation of then vested options; (v) the cancellation of our indebtedness to the Participant; (vi) the waiver of compensation due or accrued to the Participant for services rendered; (vii) a “same day sale” commitment from the Participant and a FINRA Dealer (as described in the 2007 Plan); (viii) a “margin” commitment from the Participant and a FINRA Dealer (as described in the 2007 Plan); or (ix) any combination of the foregoing methods of payment or any other consideration or method of payment as permitted by applicable law.

Payment for Restricted Stock Awards or Restricted Stock Units.  The Participant must pay us the full purchase price, if any, for any restricted stock awards or restricted stock units within the time limits of the applicable award agreement. At the discretion of the Committee, the Participant may make payment by a variety of methods, including the following: (i) tender of U.S. dollars in cash or check; (ii) surrender of shares of our common stock, which surrendered shares will be valued at the fair market value as of the date of such exercise; (iii) cancellation of our indebtedness to the Participant; (iv) waiver of compensation due or accrued to the Participant for services rendered; or (v) any combination of the foregoing methods of payment or any other consideration or method of payment as permitted by applicable law.

If a Participant exercises a nonqualified stock option or receives payment pursuant to other awards under the 2007 Plan, such Participant also will be required to pay or make adequate provision for any withholding taxes applicable to the exercise of such Participant’s option or receipt of payment.

There are no fees, commissions or other charges payable to us, either when a Participant is granted an award or when a Participant exercises an award, other than the purchase or exercise price of the stock (and, in some instances, applicable withholding taxes). Neither the 2007 Plan nor any contract under the 2007 Plan will create a lien in a Participant’s favor on any funds, securities or other property.

Vesting of Awards.  The Committee has the authority to determine the time or times at which, and the condition or conditions upon which, awards granted under the 2007 Plan become exercisable or “vested.” In substantially all cases, awards will vest in one or more installments upon the achievement of one or more of specified performance goals, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events. Such performance goals include, but are not limited to, the following: (i) sales; (ii) operating income; (iii) pre-tax income; (iv) earnings before interest, taxes, depreciation and amortization; (v) earnings per share of common stock on a fully diluted basis; and (vi) consolidated net income divided by the average consolidated common stockholders equity.

In certain cases, awards may vest based on continuous employment or service. Vested stock options and stock appreciation rights generally may be exercised by a Participant while employed by us or engaged by us for services, or within a specified period of time after termination of such employment or other service. Upon vesting of shares of restricted stock, such shares will be released to the Participant free of restrictions. Upon the vesting of restricted stock units or stock appreciation rights subject to settlement, the number of shares to which the Participant is entitled will be issued and delivered to the Participant, subject to the satisfaction of tax withholding obligations. If shares covered by an award fail to vest, they will be forfeited. In the case of restricted stock awards, if the Participant paid for the shares, we will have the right to repurchase them at the price that was paid by the Participant.

Incentive Awards Not Transferable.  Stock options and stock appreciation rights are nontransferable, other than by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or in any manner permitted by the Committee, in its sole discretion, that is not prohibited by the Code. However, at the Committee’s discretion and in accordance with its rules, a Participant may be permitted to transfer some of all of such Participant’s nonqualified options or stock appreciation rights to one or more “family members,” provided that (i) such Participant and such Participant’s representative remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such nonqualified option or stock appreciation right, as applicable, (ii) such Participant notifies us in writing that such transfer has occurred and disclose to us the name and address of the “family member” or “family members” and their relationship to such Participant; and (iii) such transfer will be effected pursuant to transfer documents in a form provided by the Committee. For purposes of the foregoing, the term “family member” has the meaning ascribed to it in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

Until vested, restricted stock awards and restricted stock units generally may not be sold, pledged or otherwise encumbered or disposed of, and will not be assignable or transferable except by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or except as expressly authorized by the Committee in its sole discretion.

Rights as a Stockholder.  A Participant will have no rights or privileges as a stockholder with respect to any shares of our common stock covered by stock options, stock appreciation rights or restricted stock units until such time as, and only to the extent that, such award has been exercised or settled and the underlying shares have been issued to the Participant. A Participant will have the rights of a stockholder, including voting and dividend rights, with respect to restricted stock awards issued to the Participant, subject to the terms and restrictions of the restricted stock award agreement.

Repricing Prohibited.  Neither the Board nor the Committee will be permitted to reprice any stock option or stock appreciation right without the prior approval of our stockholders, evidenced by a majority of votes cast

Adjustments Upon a Change in our Capital Structure or a Change in Control.  The Committee will adjust the aggregate number and kind of shares subject to the 2007 Plan (including an adjustment to the maximum share limitations imposed by Section 162(m) of the Code and otherwise contained in the 2007 Plan), and the number and kind of shares and the exercise price per share subject to outstanding awards, if, by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, we: (i) increase or decrease the number of outstanding shares of our common stock or (ii) convert or exchange shares of our common stock into a different number or kind of our shares or other securities. Any changes the Committee makes will preserve, as nearly as practical, the benefits to persons then holding awards under the 2007 Plan, but will not increase any such benefits.

If, at any time, (i) a person or entity acquires more than 50% of our outstanding voting securities; (ii) we enter into a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (iii) we enter into a reverse merger in which we are the surviving entity but in which more than 50% of our stock is transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) we sell, transfer, or otherwise dispose of all or substantially all of our assets; or (v) we completely liquidate or dissolve, then the successor corporation or its parent or subsidiary will have the option to assume the outstanding awards or replace them with comparable incentive awards under a new incentive plan. However, if the outstanding awards under the 2007 Plan are not assumed by the successor entity or replaced with comparable incentive awards under a new incentive plan, then all outstanding stock options and stock appreciation rights will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable effective as of immediately prior to the consummation of the change in control transaction. In addition, if the outstanding stock options and stock appreciation rights are assumed or substituted by an acquiring entity and the holder of the stock option or stock appreciation right is terminated without cause within twelve months after the change of control transaction, such holder’s awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable as of the date of such termination.

Outstanding stock options and stock appreciation rights will terminate and cease to be exercisable upon consummation of a change in control except to the extent that such awards are assumed by the successor entity (or parent) pursuant to the terms of the change in control transaction.

Amendment and Termination.  The Board may, at any time, alter, amend, suspend or terminate the 2007 Plan, provided however, that no such alteration, amendment, suspension or termination will be made which will substantially affect or impair the rights of any Participant under an outstanding option agreement or restricted stock award agreement without such Participant’s consent.

Term.  Unless previously terminated, the 2007 Plan will terminate on July 19, 2017, which is the tenth anniversary of the date of its adoption by the Board.

Summary of Federal Income Tax Consequences.  The following is a brief summary of certain federal income tax consequences of participation in the 2007 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2007 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options.  No taxable income will be recognized by a Participant under the 2007 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the Participant will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option, provided that certain reporting requirements are satisfied.

The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received upon the exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

Under the 2007 Plan, the Committee may permit a Participant to pay the exercise price of an incentive option by delivering shares of our common stock already owned by the Participant, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the Participant, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the Participant upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the Participant’s basis and holding period in the old shares. The balance of the shares received by the Participant upon exercise of the option will have a tax basis equal to any cash paid by the Participant, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Non-Qualified Stock Options.  Generally, no taxable income will be recognized by a Participant upon the grant of a non-qualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by a Participant who is our employee is subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. Generally, if the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged; provided, however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above. The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have an aggregate tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock Awards.  If no election is made under Section 83(b) of the Code in connection with the receipt of restricted stock awards and repurchase rights are retained by us, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an election under Section 83(b) of the Code is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. The Participant’s basis in such shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Restricted Stock Units.  Restricted stock units represent a promise to deliver shares to the Participant at a future date as to the number of restricted stock units that vest on such date. Since the grant of restricted stock units does not involve the transfer of property, the Participant is not subject to tax on the date of grant. Instead, the Participant generally recognizes income upon the actual or constructive receipt of the shares underlying the restricted stock units. The Participant will recognize ordinary income on each date shares are actually or constructively received in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares received will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Participant is provided the right to defer the receipt of shares beyond the date that the restricted stock units vest, then such award must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to the Participant, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income.

Stock Appreciation Rights.  Generally, a Participant who receives a stock appreciation right payable in shares of our common stock will not recognize taxable income upon receipt of the right where the base value of the right is not less than the fair market value of our common stock on the date of grant and the amount payable to the Participant upon exercise or settlement of the right cannot be greater than the excess of the fair market value of our common stock on the date of exercise or settlement of the right over the base value of the right. However, the Participant will recognize taxable income at the time the stock appreciation right is exercised or settled, in an amount equal to the fair market value of the shares to which the Participant is entitled upon such exercise or settlement. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the amount of ordinary income recognized upon the receipt of such shares.

Deferred Compensation.  Any deferrals made under the 2007 Plan, including awards granted under the 2008 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer recognition of income until a taxable year that is after the taxable year in which the Participant first held a legally binding right to receive such income. We intend to structure any awards under the 2007 Plan to meet the applicable tax law requirements under Section 409A of the Code in order to avoid its adverse tax consequences.

Tax Withholding.  Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the method or methods by which the withholding obligation will be satisfied with respect to the particular type of award.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of December 31, 2008.

Number of
Securities
Remaining
	Number of		Available for
	Securities to be	Weighted-	Future Issuance
	Issued Upon	Average Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
	Rights	Rights	Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	2,247,733	$7.12	1,070,172
Equity compensation plans not approved by stockholders	—	—	—
Total	2,247,733	$7.12	1,070,172

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Richard Randall
Richard Randall
President and Chief Executive Officer

Wilmington, North Carolina
April 30, 2009

APPENDIX A

TRANS1 INC.

2007 STOCK INCENTIVE COMPENSATION PLAN
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION
ADOPTED BY THE BOARD OF
DIRECTORS ON APRIL 23, 2009)

TRANS1 INC.
2007 STOCK INCENTIVE PLAN

The 2007 STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 19th day of July, 2007 (the “Effective Date”) by TranS1 Inc., a Delaware corporation (the “Company”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes.  The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company.  “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Base Value.  “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4 Board.  “Board” means the Board of Directors of the Company.

2.5 Change in Control.  “Change in Control” means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (v) a complete liquidation or dissolution of the Company.

2.6 Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.8 Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.9 Company.  “Company” means TranS1 Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.10 Covered Employee.  “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.11 Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 DRO.  “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.13 Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14 Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15 Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.16 Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange on the next preceding day on which a closing sale price is reported. (b) If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.17 FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.18 Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.19 Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.20 Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.5 below, it shall to that extent constitute a Nonqualified Option.

2.21 Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.22 Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.23 Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.24 Optionee.  “Optionee” means any Participant who holds an Option.

2.25 Participant.  “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.26 Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Sales;

(b) Operating income;

(c) Pre-tax income;

(d) Earnings before interest, taxes, depreciation and amortization;

(e) Earnings per share of Common Stock on a fully-diluted basis;

(f) Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(g) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(h) Adjusted operating cash flow return on income;

(i) Cost containment or reduction;

(j) The percentage increase in the market price of the Common Stock over a stated period;

(k) Return on assets;

(l) New Company product introductions;

(m) Obtaining regulatory approvals for new or existing products; and

(n) Individual business objectives.

2.27 Purchase Price.  “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero, subject to limitations under applicable law.

2.28 Repurchase Right.  “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.29 Restricted Stock.  “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.30 Restricted Stock Award.  “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.31 Restricted Stock Award Agreement.  “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32 Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.33 Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.34 Stock Appreciation Right.  “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof the exercise of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

2.35 Stock Appreciation Right Agreement.  “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Stock Appreciation Rights under the Plan.

2.36 Stock Appreciation Rights Holder.  “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.37 10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.38 Terminated Without Cause.  “Terminated Without Cause” means the Participant’s Continuous Service has been terminated by the Company (or its successor) for any reason other than (a) the commission by Participant of a material breach of his or her duty of loyalty to the Company, (b) the commission by Participant of any felony, or a misdemeanor if the misdemeanor involves moral turpitude or is reasonably likely, in the judgment of the Company to have a material adverse effect upon the business or reputation of the Company within its industry or among the Company’s suppliers or among its prospective customers, or (c) Participant’s material failure or refusal to perform his or her assigned duties. In addition to the foregoing, if the Participant’s Continuous Service is terminated by the Company or by the Participant for any of the following reasons after a Change in Control, such Participant shall be deemed to be “Terminated Without Cause”: (a) the relocation of Participant more than 50 miles from his or her current place of Continuous Service, (b) a material diminution of the Participant’s duties, responsibilities or title, (c) a material diminution in Participant’s compensation or benefits; or (d) a material breach of the Company’s obligations to pay compensation or provide benefits to Participant.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3 Section 162(m) Limitation.  In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds Two Hundred Fifty Thousand (250,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In no event shall any Participant be granted Restricted Stock Awards in any one calendar year pursuant to which the aggregate number of shares of Common Stock governed by such Restricted Stock Awards exceeds Two Hundred Fifty Thousand (250,000), subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.  The number of shares of Common Stock that may be issued under the Plan shall be Two Million (2,000,000) shares. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

4.2 Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3 and 4.2 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2 Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4 Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, if any), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) a “Net Exercise,” which provides that, without the payment of cash, the Optionee receives that number of shares of Common Stock otherwise issuable upon exercise of the Option less that number of shares having an aggregate trading price on the trading day of exercise equal to the sum of the aggregate Exercise Price that would have been paid by the Optionee to acquire such shares and the combined income tax withholding and employment taxes payable by the Optionee, (e) the surrender and cancellation of then vested options, which shall mean the simultaneous Net Exercise of this Option, as described in (d) of this Section 5.4, and the surrender of the shares acquired thereby for the purpose of exercising any additional vested Options that the Optionee holds in accordance with the method described in (c) of this Section 5.4, to purchase shares of common stock, owned by the Optionee, which surrendered and cancelled options shall be valued at the Common Stock’s Fair Market Value as of the date of such exercise minus the exercise price of such option; (f) the cancellation of indebtedness of the Company to the Optionee; (g) the waiver of compensation due or accrued to the Optionee for services rendered; (h) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (i) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (j) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options.  Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6 Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8 Nontransferability of Options.  Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Non-Employee Directors.  Each non-employee director of the Company shall automatically be granted a Nonqualified Option to purchase 30,000 shares of Common Stock (subject to vesting as provided below) upon his or her commencement of service on the Board of Directors from and after the date hereof and on the date of every annual meeting of stockholders thereafter shall automatically be granted a Nonqualified Option to purchase 10,000 shares of the Common Stock (provided, that on such date he or she is a non-employee of the Company and provided further that he or she has been a director for at least six months). The exercise price of such Nonqualified Options, in the case of the initial grant, shall be at the Fair Market Value of the Common Stock on the date of commencement of such director’s service on the Board of Directors and, thereafter, shall be at the Fair Market Value of the Common Stock on the date of grant. The Nonqualified Options granted for the initial election to the board shall vest in four equal annual installments on the anniversary date of such grant and all other such Nonqualified Options shall become exercisable immediately on the date of the grant. The term of such Nonqualified Options shall be ten years.

5.10 Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.11 Repricing Prohibited.  Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.12 Compliance with Code Section 409A.  Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock.  The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount.  Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4 Vesting of Restricted Stock.  The Restricted Stock Award Agreement shall specify the date or dates the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5 Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions.  Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

6.7 Compliance with Code Section 409A.  Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units.  The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Unit Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Unit Award Agreement may be different from each other Restricted Stock Unit Award Agreement.

7.3 Purchase Price.

(a) Amount.  Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units.  The Restricted Stock Unity Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and may vest.

7.5 Rights as a Stockholder.  Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Unit Award Agreement and the terms and conditions of the Plan.

7.6 Restrictions.  Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Unit Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to

7.7 Compliance with Code Section 409A.  Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Participant selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or subject to settlement at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or settlement of a Stock Appreciation Right at any time.

8.2 Stock Appreciation Right Agreements.  Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Right Agreement shall be duly executed and delivered by or on behalf of the Company to the Participant to whom such Stock Appreciation Right was granted. Each Stock Appreciation Right Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3 Base Value.  The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator, except that the Base Value of a Stock Appreciation Right shall not be less than 100% of Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

8.4 Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than ten (10) years after the date it is granted.

8.5 Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.

8.6 Exercise or Settlement of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the holder of the Stock Appreciation Right a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7 Repricing Prohibited.  Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right Award that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

8.8 Nontransferability of Stock Appreciation Rights.  Except as otherwise provided in this Section 8.8, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the holder of Stock Appreciation Rights, Stock Appreciation Rights shall be exercisable only by such holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, holders of Stock Appreciation Rights may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9 Rights as a Stockholder.  A Stock Appreciation Right holder or permitted transferee of a Stock Appreciation Right holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates representing shares issued upon such exercise or settlement have been issued to such person.

8.10 Compliance with Code Section 409A.  Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Rights Awards must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1 Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2 Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or Stock Appreciation Right Agreement or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

9.3 Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

CHANGE IN CONTROL

10.1 Options and Stock Appreciation Rights.  In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options and Stock Appreciation Right Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

(c) If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause within twelve (12) months following consummation of the Change in Control.

(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Rights Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) — 10.1(d) above.

(f) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2 Restricted Stock Awards.  In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) If, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause within twelve (12) months following consummation of a Change in Control.

ARTICLE 11.

AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendments.  The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2 Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.

TAX WITHHOLDING

12.1 Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, then with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 13.

MISCELLANEOUS

13.1 Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

13.2 No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

13.3 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

13.4 Annual Reports.  During the term of this Plan, if required by applicable law or the rules and regulations of a national securities exchange, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF
TRANS1 INC.
June 3, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://ir.trans1.com/proxy.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

2 0 2 3 0 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4	0 6 0 3 0 9

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Michael Carusi Jonathan Osgood
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009:	☐	☐	☐

3.	Approval of amendments to our 2007 Stock Incentive Plan to increase the number of shares available for issuance thereunder:	☐	☐	☐

4.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM AND “FOR” THE APPROVAL OF THE AMENDMENTS TO OUR 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY
TRANS1 INC.
Annual Meeting of Stockholders
Wednesday, June 3, 2009
10:00 a.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby nominates, constitutes and appoints Richard Randall and Michael Luetkemeyer, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of TranS1, Inc. which the undersigned is entitled to represent and vote at the 2009 Annual Meeting of Stockholders of TranS1 to be held at TranS1’s headquarters located at 411 Landmark Dr., Wilmington, North Carolina 28412 on June 3, 2009, at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, and to vote all shares of the stock of TranS1 standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time prior to its use. The undersigned directs that this Proxy be voted as follows:
(Continued and to be signed on the reverse side)

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